Exhibit 99.2

Unaudited Financial Statements of cDistro for the Six Months Ended June 30, 2021 and the

Period From May 18, 2020 (Inception) to June 30, 2020

cDistro, LLC

Balance Sheets

As of June 30, 2021 and December 31, 2020

Unaudited

	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and Cash Equivalents	$88,945	$2,835
Accounts Receivable	27,218	6,202
Other Current Assets	8,341	—
Other Assets	4,943	—
Fixed Assets	267	—
TOTAL ASSETS	$129,714	$9,037

LIABILITIES & MEMBERS EQUITIES (DEFICIT)
Current Liabilities
Accounts Payable	$181,042	$184,222
Loans Payable - Related Parties	7,000	48,601
Total Liabilities	188,042	232,823

Members Equity (Deficit)
Total Members Equity (Deficit)	(58,328)	(223,786)

TOTAL LIABILITIES & MEMBERS EQUITIES (DEFICIT)	$129,714	$9,037

The accompanying notes are an integral part of these unaudited financial statements

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cDistro, LLC
Statements of Operations
For the Six Months Ending June 30, 2021 and the period from May 18, 2020 (inception) to June 30, 2020
Unaudited

	Six Months ended June 30, 2021	Period from May 18, 2020 (inception) to June 30, 2020
Sales
Unrelated Parties	$392,772	$69,444
Related Parties	—	—
Net Sales	392,772	69,444

Cost of Sales	284,126	93,203

Gross Profit (Loss)	108,646	(23,759)

Operating Expense
Bad Debt	—	—
Subcontractor	109,126	1,500
General and Administrative	84,062	—
Total Operating Expense	193,188	1,500

Net Loss from Operations	(84,542)	(24,923)

Other Income (Expense)
Interest Expense	—	—
Other Expense	—	—
Total Other Income (Expense)	—	—

Net Loss Before Income Taxes	(84,542)	(24,923)

Income Taxes (Benefit)	—	—

Net Loss	$(84,542)	$(24,923)

The accompanying notes are an integral part of these unaudited financial statements

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cDistro, LLC
Condensed Consolidated Statements of Member's Equity
For The Six Months Ended June 30, 2021 and The Period From May 18, 2020 (inception) to June 30, 2020
(Unaudited)

	Member's Equity	Accumulated Deficit	Total Member's Equity (Deficit)

Balance, May 18, 2020 (inception)	$—	$—	$—

Imputed interest	1,292	—	1,292
Net loss	—	(24,923)	(24,923)
Balance, June 30, 2020	$1,292	$(24,923)	$(23,631)

Balance, December 31, 2020	$1,292	$(225,078)	$(223,786)

Membership contribution	250,000	—	250,000
Net loss	—	(84,542)	(84,542)
Balance, June 30, 2021	$251,292	$(309,620)	$(58,328)

The accompanying notes are an integral part of these unaudited financial statements

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cDistro, LLC
Statements of Cash Flows
For the Six Months Ending June 30, 2021 and the period from May 18, 2020 (inception) to June 30, 2020
Unaudited

	Six Months ended June 30, 2021	Period from May 18, 2020 (inception) to June 30, 2020
Cash Flows From Operating Activities
Net Loss	$84,542	$24,923
Changes in operating assets and liabilities:	—	—
Accounts receivable	(21,016)	(69,444)
Other current assets	(8,341)	(810)
Accounts payable	(3,180)	93,677
Net cash used in operating activities	(122,022)	(1,500)

Cash Flows From Financing Activities
Purchases of fixed assets	(267)	—
Net cash provided by financing activities	(267)	—

Cash Flows From Financing Activities
Repayment of related party loans	(41,601)	—
Proceeds from sale of membership interest	250,000	—
Proceeds from related party loans	—	7,500
Net cash provided by financing activities	208,399	7,500

Net increase (decrease) in cash	86,110	6,000
Cash and cash equivalents, beginning of period	2,835	—
Cash and cash equivalents, end of period	$88,945	$6,000

The accompanying notes are an integral part of these unaudited financial statements

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CDISTRO, LLC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2021

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

cDistro LLC (the “Company”) was formed under the laws of the State of Florida in May of 2020. The Company was organized to offer the best CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. We work exclusively with select manufacturers to deliver retail service at wholesale prices. The Company was formed as a Florida corporation named cDistro, Inc. on May 18, 2020, and subsequently converted to a Florida limited liability company by statutory conversion under Florida law effective as of its original incorporation date.  For purposes of its acquisition by Marijuana Company of America, Inc. (“MCOA”), on June 4, 2021, cDistro, LLC was converted from a Florida limited liability company to a Nevada corporation named cDistro, Inc. by statutory conversion under Nevada law. On June 29, 2021, cDistro, Inc. was the surviving and acquiring entity in a Nevada statutory merger with MCOA's wholly-owned subsidiary, cDistro Merger Sub, Inc., the merging and acquired entity, resulting in cDistro, Inc. as a Nevada corporation, becoming a wholly-owned subsidiary of MCOA on June 29, 2021.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, for the six months ended June 30, 2021, the Company incurred net losses from operations of $24,542, used cash in operations of $122,022 and an accumulated deficit since inception of $309,620. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds since inception has been from revenue generated from product sales proceeds and loans from related parties. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2021 and beyond as it continues to develop its direct sales and marketing programs; however, no assurance can be provided that the Company will not continue to experience losses in the future. The Company has stockholders' deficiencies at June 30, 2021 and December 31, 2020 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. There can be no assurance that the Company will be successful in developing profitable operations or that it will be able to obtain financing on favorable terms, if at all. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

COVID-19 – Going Concern

In March 2020, the World Health Organization declared the global emergence of the COVID-19 pandemic. The impact of COVID-19 on the Company’s business is currently unknown. The Company will continue to monitor guidance and orders issued by federal, state, and local authorities with respect to COVID-19. As a result, the Company may take actions that alter its business operations as may be required by such guidance and orders or take other steps that the Company determines are in the best interest of its employees, customers, partners, suppliers and stockholders.

Any such alterations or modifications could cause substantial interruption to the Company’s business and could have a material adverse effect on the Company’s business, operating results, financial condition, and the trading price of the Company’s common stock, and could include temporary closures of one or more of the Company’s facilities; temporary or long-term labor shortages; temporary or long-term adverse impacts on the Company’s supply chain and distribution channels; and the potential of increased network vulnerability and risk of data loss resulting from increased use of remote access and removal of data from the Company’s facilities. In addition, COVID-19 could negatively impact capital expenditures and overall economic activity in the impacted regions or depending on the severity, globally, which could impact the demand for the Company’s products and services.

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It is unknown whether and how the Company may be impacted if the COVID-19 pandemic persists for an extended period of time or if there are increases in its breadth or in its severity, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. The COVID-19 pandemic poses a risk that the Company or its employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period.

The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition and the trading price of its common stock.

NOTE 3 – ACQUISITION

On June 29, 2021, Marijuana Company of America, Inc. (“MCOA”), cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the MCOA (“Merger Sub”), and the Company into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on June 30, 2021, with cDistro becoming a wholly-owned subsidiary of MCOA and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Company received $250,000 of cash as part of the Merger, and will receive an additional $100,000 per the terms of the Merger Agreement.

Contingent Consideration - Earnout Agreement

In connection to the Merger, MCOA and the securityholder of cDistro (the “cDistro Stockholder”) entered into an earnout agreement dated June 29, 2021 (the “Earnout Agreement”), whereby the Company agreed to issue additional shares of its common stock to the cDistro Stockholder as compensation for the Merger conditioned upon the achievement of certain gross revenue milestones. If cDistro meets revenue targets of $600,000 per quarter, up to a total of $2,400,000 of revenue, the Company will issue shares worth $250,000 upon the achievement each quarterly revenue target, with the number of shares to be issued at each payout date calculated based on the lessor of 220,970,059 shares of common stock or a 30% discount to the average close price of the Company’s common stock for the 20-day period immediately preceding the payout date of the earnout. In accordance with ASC 805, the Company accounts for this earnout agreement as contingent consideration based on the number of shares calculated as owed as of each quarter end, with changes in value to be recorded in earnings each reporting period.

Leak-Out Agreement

On June 29, 2021, in connection with the Merger and the Earnout Agreement, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with MCOA pursuant to which, among other thing, such stockholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Merger for a period of six months from the date of the Merger.

Employment Agreement

On June 29, 2021, in connection with the Merger, MCOA and the Chief Executive Officer of cDistro entered into an employment agreement, pursuant to which that employee will serve as cDistro’s Chief Executive Officer for a three-year term.

NOTE 4 – NOTES PAYABLE, RELATED PARTY

As of June 31, 2021 and December 31, 2020, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The notes issued to certain of the Company’s officers and directors are unsecured, due on demand and accrue interest at a rate of 0% per annum. The Company has calculated imputed interest of 8% per annum. The balance due to notes payable, related parties as of June 30, 2021 and December 31, 2020 was $7,000 and $48,601, respectively, with $41,601 repaid to the related parties during the six months ended June 30, 2021. These notes are payable to the estate of Beach Labs, Inc, BlockCap, LLC, Irene Russo and Ronald P. Russo, Jr.

NOTE 5 – MEMBERS’ EQUITY

As of December 31, 2020, Beach Labs, Inc. owned 100% of the membership interest. These membership interests were acquired by Marijuana Company of America as part of the transaction described in Note 1.

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